                                                                    Sub-Item 77C

               SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

                       INVESCO FX ALPHA PLUS STRATEGY FUND

A Special Meeting ("Meeting") of Shareholders of The FX Alpha Plus Strategy Portfolio, a series of Morgan Stanley FX Series Funds was held on Tuesday, May 11, 2010. The Meeting was held for the following purpose:

(1) Approve an Agreement and Plan of Reorganization.

The results of the voting on the above matter were as follows:

                                                                   Votes     Votes      Broker
Matter                                                Votes For   Against   Abstain   Non-Votes
------                                                ---------   -------   -------   ---------
(1) Approve an Agreement and Plan of Reorganization   1,303,066    21,697    50,845       0

                                                                    Sub-Item 77C

               SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

                         INVESCO FX ALPHA STRATEGY FUND

A Special Meeting ("Meeting") of Shareholders of The FX Alpha Strategy Portfolio, a series of Morgan Stanley FX Series Funds was held on Tuesday, May 11, 2010. The Meeting was held for the following purpose:

(1) Approve an Agreement and Plan of Reorganization.

The results of the voting on the above matter were as follows:

                                                                   Votes     Votes     Broker
Matter                                                Votes For   Against   Abstain   Non-Votes
------                                                ---------   -------   -------   ---------
(1) Approve an Agreement and Plan of Reorganization    377,598     10,735    12,044       0

                                                                    Sub-item 77C

               SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

                       INVESCO VAN KAMPEN GLOBAL BOND FUND

A Special Meeting ("Meeting") of Shareholders of Van Kampen Global Bond Fund was held on Tuesday, May 11, 2010. The Meeting was held for the following purpose:

(1) Approve an Agreement and Plan of Reorganization.

The results of the voting on the above matter were as follows:

                                                                   Votes     Votes      Broker
Matter                                                Votes For   Against   Abstain   Non-Votes
------                                                ---------   -------   -------   ---------
(1) Approve an Agreement and Plan of Reorganization   2,290,849    10,499    18,833       0

                                                                    Sub-Item 77C

               SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

            INVESCO VAN KAMPEN GLOBAL TACTICAL ASSET ALLOCATION FUND

A Special Meeting ("Meeting") of Shareholders of Van Kampen Global Tactical Asset Allocation Fund was held on Tuesday, May 11, 2010. The Meeting was held for the following purpose:

(1) Approve an Agreement and Plan of Reorganization.

The results of the voting on the above matter were as follows:

                                                                   Votes     Votes      Broker
Matter                                                Votes For   Against   Abstain   Non-Votes
------                                                ---------   -------   -------   ---------
(1) Approve an Agreement and Plan of Reorganization   2,397,546    11,242    22,956       0

                                                                    Sub-Item 77C

               SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

                     Morgan Stanley Pacific Growth Fund Inc.

                           Meeting Date: May 11, 2010

Approval of an Agreement and Plan of Reorganization between Morgan Stanley Pacific Growth Fund Inc. ("Acquired Fund") and AIM Investment Funds, on behalf of Invesco Pacific Growth Fund ("Acquiring Fund"), under which the assets and liabilities of the Acquired Fund will be transferred to the Acquiring Fund.

For         Withhold   Abstain
---         --------   -------
3,100,918    185,437   189,338